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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       September 9, 1999
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                           KOFAX IMAGE PRODUCTS, INC.
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               (Exact name of Registrant as specified in charter)


         Delaware                      000-23119                33-0114967
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(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)


16245 Laguna Canyon Road, Irvine, California                      92618
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code        (949) 727-1733
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                                 Not Applicable
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         (Former name or former address, if changed, since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        Pursuant to a tender offer commenced on August 3, 1999, Imaging Components Corporation, a Delaware corporation (the "Purchaser") offered to purchase for cash, at a price of $12.75 per share, all outstanding shares of the common stock, par value $0.001 per share (the "Shares"), of Kofax Image Products, Inc., a Delaware corporation (the "Company"). The tender offer was made pursuant to an Agreement and Plan of Merger, dated as of July 27, 1999 (the "Merger Agreement"), among the Company, the Purchaser and Imaging Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Purchaser ("Merger Sub").

        The tender offer expired at 12:00 midnight, New York Time, on September 8, 1999. On September 9, 1999, the Purchaser accepted for payment a total of 4,414,409 Shares validly tendered pursuant to the offer and not withdrawn prior to the expiration of the offer. The 4,414,409 Shares represent approximately 84% of the Company's shares of common stock outstanding on September 8, 1999.

        Pursuant to a Voting Agreement entered into separately with the Purchaser, various officers and directors of the Company and one significant stockholder tendered an aggregate of 926,191 Shares, or approximately 17.7% of the outstanding Shares. This Voting Agreement was filed as Exhibit 4 to the Solicitation/Recommendation Statement on Schedule 14D-9, as amended, which was filed by the Company with the U.S. Securities and Exchange Commission pertaining to the tender offer. Also included in such filing under the caption "Security Ownership of Certain Beneficial Holders and Management" in the Information Statement Pursuant to Section 14(f) filed as Annex A to the Schedule 14D-9 is a list of the beneficial owners of a significant number of the Shares, along with the ownership of the Company's common stock by its directors and certain named executive officers as of July 27, 1999, prior to the commencement of the tender offer.

        Various officers and other key employees of the Company retained an aggregate of 140,608 Shares, which have not been tendered to or purchased by Purchaser. These Shares will be exchanged for shares of capital stock of the Purchaser at or prior to the closing of the merger (described below) as provided in the Merger Agreement and arrangements entered into with the Purchaser.

        The Purchaser obtained the funds required to purchase the tendered Shares (approximately $56.3 million for the 4,414,409 Shares) through a combination of capital contributions made to Purchaser and borrowings. Capital contributions have been made, in cash, in the aggregate amount of $20.1 million by DICOM Holdings AG, Dresdner Kleinwort Benson Private Equity Partners LP, 75 Wall Street Associates, LLC and Green Shoots, Ltd. in exchange for shares of capital stock of the Purchaser. Purchaser obtained an additional $10.0 million from the issuance of $10.0 million aggregate principal amount of Purchaser's Senior Secured Subordinated Notes due September 2006 (the "Notes"). The Notes were purchased by Dresdner Bank AG, Hamburg Branch and Dresdner Bank AG, New York and Grand Cayman Branches (the "Note Purchasers") pursuant to a Note Purchase Agreement, dated as of September 10, 1999, between the Purchaser and the Note Purchasers.

        The remaining $26.2 million required to purchase the tendered Shares was obtained by borrowings made pursuant to a Credit Agreement, dated as of September 10, 1999 (the "Credit Agreement") by and among Purchaser, Merger Sub, and Dresdner Bank AG, New York and Grand Cayman Branches, as Arranger, Syndication Agent, Collateral Agent and Administrative Agent.


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The Credit Agreement provides $50.0 million of senior secured credit facilities
("Senior Credit Facilities"), comprised of (a) a $23.0 million bridge loan facility, (b) a $22.0 million term loan facility and (c) a $5.0 million revolving credit facility. As of the date hereof, Dresdner Bank AG is the sole Lender party to the Credit Agreement and has committed to lend all $50.0 million of borrowings available under the Senior Credit Facility, of which a term loan of $22.0 million and a bridge loan of $6.0 million were made to Purchaser on September 10, 1999 to purchase and pay for the tendered Shares and to pay fees and expenses relating to the transaction and related financings.

        The Merger Agreement, filed as part of the Company's Schedule 14D-9, contains a provision whereby the Purchaser is entitled, promptly upon the payment by Purchaser for Shares pursuant to the tender offer, to designate up to such number of directors, rounded up to the next whole number, on the Company's Board of Directors as will give Purchaser representation equal to the percentage of the Company's outstanding shares (on a fully-diluted basis) acquired by Purchaser in the tender offer. The Company, if requested to do so by Purchaser, agreed to use reasonable best efforts to increase the size of its Board of Directors or secure the resignation of directors as is necessary to enable Purchaser's designees to be elected, and to cause such designees to be elected, to the Company's Board of Directors. Upon Purchaser's acceptance for payment of the tendered Shares, each of the Company's incumbent directors (other than David
S. Silver) resigned and two of the vacancies created by such resignations were filled by the appointment of Arnold von Buren and Alexander P. Coleman, who were designated by the Purchaser for election to the Company's Board of Directors. A description of the qualifications of Messrs. von Buren and Coleman is set forth under the caption "Information with Respect to the Purchaser's Designees to the Board of Directors" contained in the Information Statement filed as Annex A to the Schedule 14D-9. To the Company's knowledge, none of these directors are beneficial owners of shares of common stock of the Company.

        The Merger Agreement further provides that as soon as practicable after Purchaser's purchase of the shares tendered into the tender offer, Merger Sub will be merged with and into the Company, the separate corporate existence of the Merger Sub will cease and the Company will continue as the surviving corporation and will be a wholly-owned subsidiary of the Purchaser. At the effective time of such merger, each outstanding share of the Company's common stock (other than Shares held by the Company, Purchaser, Merger Sub or any of their respective subsidiaries, the 140,608 Shares retained by management to be exchanged for shares of capital stock of the Purchaser and any Shares with respect to which appraisal rights are available under the Delaware General Corporation law) will be canceled and converted into and shall become the right to receive a cash payment of $12.75, without interest. As a result, Purchaser will own all of the outstanding shares of common stock of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits

        EXHIBIT NO.   DESCRIPTION
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           2.1        Solicitation/Recommendation Statement on Schedule 14D-9 of
                      the Company. Incorporated by reference to the Schedule
                      14D-9 filed by the Company with the Securities and Exchange Commission on August 3, 1999, as amended on
                      August 27, 1999.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             KOFAX IMAGE PRODUCTS, INC.



Date: September 17, 1999                     By: /s/ RONALD J. FIKERT
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                                                 Ronald J. Fikert
                                                 Chief Financial Officer



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